Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 26, 2021, with respect to the consolidated financial statements of East West Bancorp, Inc. and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
KPMG LLP
Los Angeles, California
May 28, 2021